          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE  14, 2000
                                               REGISTRATION  NO.  333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             --------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             --------------------

                             DCH TECHNOLOGY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

COLORADO                                     2810              84-1349374
-------------------------------    -------------------------   ----------
(State or Other Jurisdiction of    (Primary Standard           (I.R.S. Employer
Incorporation or Organization)     Industrial Classification   Identification Number)
                                   Code)

                           27811 AVENUE HOPKINS, #6
                          VALENCIA, CALIFORNIA 91355
                                (661) 775-8120
              (Address, Including Zip Code, and Telephone Number,
            Including Area Code, of Registrant's Executive Offices)

                            1999 Stock Option Plan

                              MR. DAVID A. WALKER
                                   PRESIDENT
                             DCH TECHNOLOGY, INC.
                           27811 AVENUE HOPKINS, #6
                          VALENCIA, CALIFORNIA 91355
                                (661) 775-8120
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                            -----------------------
                                   COPY TO:
                            CATHRYN S. GAWNE, ESQ.
                           SILICON VALLEY LAW GROUP
                       152 NORTH THIRD STREET, SUITE 900
                          SAN JOSE, CALIFORNIA 95112
                                (408) 286-6100

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                       PROPOSED
                                       PROPOSED        MAXIMUM
                                       MAXIMUM         AGGREGATE   AMOUNT OF
TITLE OF SECURITIES  AMOUNT TO BE      OFFERING PRICE  OFFERING    REGISTRATION
TO BE REGISTERED     REGISTERED        PER UNIT (1)      PRICE     FEE
--------------------------------------------------------------------------------
Common Stock,
 $.01 par value      5,000,000 shares      $5.094      $25,470,000   $6,724.08

Total                5,000,000 shares      $5.094      $25,470,000   $6,724.08
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 (h).

                             --------------------
                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 27, 2000.
     (b) The description of Common Stock contained in the section, entitled "Description of Capital Stock", of that certain prospectus dated March 29, 2000, filed with the Securities Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of our Bylaws require us to indemnify, to the fullest extent allowed by the Colorado Business Corporation Act (the "CBCA"), any person who serves or who has served at any time as a director or an officer of DCH, and any director or officer who, at the request of us, serves or at any time has served as a directory or officer, partner, trustee or employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan, against any and all liabilities and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer. This Article also provides that directors of DCH shall not be liable to us or any of our shareholders for monetary damages caused by a breach of fiduciary duty as a director.

     Section 7-109-102 and 103 of the CBCA authorize the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees) judgements, fines and amount paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

     The above discussion of our Bylaws and the CBCA is only a summary and is qualified in our entirety by the full text of each of the foregoing.

     Directors and officers of DCH and its subsidiaries are covered by an insurance policy that insures them against certain losses, liabilities and expenses. The annual aggregate liability limit under the policy is $2,000,000. The policy contains numerous exclusions, including exclusions for personal profit, libel and slander and certain environmental liabilities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     The following Exhibits are filed as a part of this registration statement:

Exhibit Number      Description of Exhibit
--------------      ----------------------

4.1                 1999 Stock Option Plan of the Registrant.

4.2 Form of Stock Option Agreement under the 1999 Stock Option Plan of the Registrant.

5.1                 Opinion of Silicon Valley Law Group.

23.1                Consent of Silicon Valley Law Group (included in Exhibit
                    5.1)

23.2                Consent of Lucas, Horsfall, Murphy & Pindroh

24.1                Power of Attorney (see page II-5).

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Valencia, State of California, on June 14, 2000.

                                        DCH TECHNOLOGY, INC.

                                        By: /s/ DAVID A. WALKER
                                            ----------------------------
                                            David A. Walker
                                            President

                               POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints David A. Walker, as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                            TITLE                           DATE
---------                        -------------                   -------------

/s/ David A. Walker           President,                         June 14, 2000
-------------------           Chief Executive Officer,
David A. Walker               Chief Financial Officer
                              (principal accounting officer)
                              and a Director

/s/ David P. Haberman         Vice President and Director        June 14, 2000
---------------------
David P. Haberman

                              Director                           June __, 2000
------------------------
Randall S. Firestone

                              Director                           June __, 2000
--------------------
Robert S. Walker

                              Director                           June __, 2000
_____________________
Raymond N. Winkel

/s/ Dr. William L. Firestone  Director                           June 14, 2000
----------------------------
Dr. William L. Firestone

                              Director                           June __, 2000
_______________________
Dr. John Barclay

/s/ Dr. Johan A. Friedericy   Director                           June 14, 2000
---------------------------
Dr. Johan A. Friedericy

/s/ Daniel Teran              Director                           June 14, 2000
---------------------------
Daniel Teran

                                 EXHIBIT INDEX


Exhibit Number      Description of Exhibit
--------------      ----------------------

4.1                 1999 Stock Option Plan of the Registrant.

4.2 Form of Stock Option Agreement under the 1999 Stock Option Plan of the Registrant.

5.1                 Opinion of Silicon Valley Law Group.

23.1                Consent of Silicon Valley Law Group (included in Exhibit
                    5.1)

23.2                Consent of Lucas, Horsfall, Murphy & Pindroh

24.1                Power of Attorney (see page II-5).